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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 20, 1998


                               ICHOR CORPORATION
            (Exact name of Registrant as specified in its charter)


                                   Delaware
                           (State of Incorporation)


          000-25132                                    25-1741849
  (Commission File Number)                (I.R.S. Employer Identification No.)


     Suite 1250, 400 Burrard Street, Vancouver, British Columbia  V6C 3A6
       (Address of principal executive offices, including postal code)


                                (604) 683-5767
             (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

In October 1998, Ichor Corporation (the "Corporation") entered into an agreement to acquire all of the issued and outstanding shares of common stock of Nazca Holdings Ltd. ("NHL"). Under a revised agreement entered into with the majority shareholders of NHL (the "Vendors") dated July 28, 1999, the original purchase agreement was replaced and the Corporation acquired approximately 87% of the issued and outstanding shares of common stock of NHL effective June 30, 1999.

The consideration payable for the NHL shares is comprised principally of cash payments based upon future cash flows from operations of NHL. Under certain circumstances, the Vendors have the right to reacquire a majority of the NHL shares from the Corporation within one year of the closing date. In such event, the Corporation would retain a 10% equity interest in NHL and advances made to NHL would be converted to term loans repayable over a specified period of time. Under the revised agreement, the Corporation must offer to purchase the remaining NHL shares, comprised of approximately 13% of the issued and outstanding shares of common stock of NHL, from the minority shareholders of NHL upon substantially the same terms as offered to the Vendors.

NHL, through its subsidiary, Nazca S.A. ("Nazca"), a Chilean company, is in the business of the exploration for and development of groundwater resources in Chile. Nazca is seeking to develop a water utility to provide bulk water supplies to mining, agricultural and public sectors in Chile.

Nazca has applied for exploration permits for eight concessions (the "Concessions") located in Chile, in Pampa Union, Pampa Redondo, Pampa Lina, Lequema, Pampa Caya, Quebrada de Leon, Pampa Llalqui and Salar de Veronica.
In addition, Nazca has a Concession at Calama which is located on private property and therefore does not require the granting of an exploration permit.

Nazca is currently exploring the following Concessions:

PAMPA CAYA. Nazca has completed drilling and applied for water rights for 60 litres per second ("lps") of a potential production of 400 lps on this Concession. Nazca owns 63% of the Concession and a Chilean company holds the other 37%. The Concession has two potential customers located nearby. Nazca has not yet proceeded with further development of this Concession, as it is waiting to see whether a potential customer will proceed with the development of a nearby mine or a potential sale to the municipal water market materializes.

QUEBRADA DE LEON. This Concession is expected to have a production of 450 lps. Nazca has conducted a feasibility study on the Concession, which indicates a groundwater flow in excess of 1,000 lps at a depth of between 10 to 50 metres which would produce a resource of upward of 450 lps on a sustainable basis. Water from the Concession could be provided to a facility approximately 65 kilometres away from the Concession, which would require the construction of a pipeline to the facility, or to other nearby projects.


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PAMPA LLALQUI.  This Concession has a potential production of 500 lps and is located in an area which makes it an alternative supply source for approximately four facilities located within 65 kilometres of the Concession. Reserves at the Concession are estimated at 350 million cubic metres.

SALAR DE VERONICA. This Concession has a potential production in excess of 150 lps and is located within 30 kilometres of a project in need of water. Nazca has completed an engineering feasibility study in respect of this Concession, which indicates that the well field in this Concession would consist of four to six production wells with 12-inch casings to 200 meters. Negotiations for the sale of water from this Concession to several mining companies are continuing.

CALAMA. This Concession is located on private property and therefore does not require an exploration permit. The Concession is owned 50% by Nazca and 50% by the landowner. This Concession has a potential production of 270 lps on a sustained basis. This Concession is located at a central site and the water from the Concession would be suitable for a number of potential customers in the area. An agreement for the sale of water from this Concession has been signed with a mining company for the supply of 40 lps for 15 years to a plant which is due to start up in 2002. The mining company has agreed to fund the drilling of the production wells necessary to achieve the supply and to advance an amount to Nazca upon the granting of the water rights with respect to this Concession. An exploration well drilled in this Concession yielded 16 lps and Nazca expects that only one full production well will be required to achieve 40 lps. Any advances to Nazca are expected to be recouped pursuant to a discount on water delivered to the mining company over the term of the contract.

Nazca is not currently proceeding with the exploration of the Concessions at Pampa Union, Pampa Redondo, Pampa Lina and Lequema because of various factors, including uncertainties with respect to permits, boundary issues, flow rates and potential environmental issues.

Nazca is a development stage company with a limited operating history. The Concessions explored by Nazca have indicated water reserves and groundwater flows in sufficient amounts to potentially proceed with the development of the Concessions. However, there can be no assurance that any Concessions developed will contain water in sufficient quantity and quality to make the commercial sale of the water economically viable. In addition, exploration and development activities carried on by Nazca at the Concessions are subject to government legislation, policies and controls relating to the development and production of groundwater resources in Chile and other environmental concerns, any of which could materially adversely affect Nazca's ability to develop any or all of the Concessions. Nazca must develop the Concessions and produce wells with water in sufficient quantities for commercial sale to generate revenues in the future. There can be no assurance that the commercial sale of the water will occur or that, even if commercial quantities of water are developed, a profitable market will exist for the sale of such water. Factors beyond the control of Nazca may affect the marketability of any such water.


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See the revised agreement filed as Exhibit 2.3 hereto for further details with respect to the transaction.

Financial statements relating to the transaction will be filed within 60 days of the date of the transaction.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit
Number                                 Description
-------                                -----------

  2.3 Revised Purchase Agreement among the Corporation and the Vendors dated July 28, 1999.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              ICHOR CORPORATION

                                              By:  /s/ Michael J. Smith
                                              -------------------------
                                              Michael J. Smith
                                              President


Date:  August 12, 1999


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                              ICHOR CORPORATION
                                  FORM 8-K/A

                                EXHIBIT INDEX
                                -------------

Exhibit
Number                                 Description
-------                                -----------

  2.3 Revised Purchase Agreement among the Corporation and the Vendors dated July 28, 1999.